      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2000

                          REGISTRATION NO. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              GOLDEN TELECOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                         51-0391303
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
      OF ORGANIZATION)                                IDENTIFICATION NO.)

                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                               12 TRUBNAYA ULITSA
                              MOSCOW, RUSSIA 103045
                              (011-7-501) 797-9300
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)


           THE 1999 EQUITY PARTICIPATION PLAN OF GOLDEN TELECOM, INC.
                            (FULL TITLE OF THE PLAN)

                                 GRIER C. RACLIN
                            GLOBAL TELESYSTEMS, INC.
                              4121 WILSON BOULEVARD
                               ARLINGTON, VA 22203
                                 (703) 236-3710
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                               JEFFREY A. RIDDELL
                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                               12 TRUBNAYA ULITSA
                              MOSCOW, RUSSIA 103045
                              (011-7-501) 797-9315


                         CALCULATION OF REGISTRATION FEE


                Title of                         Amount           Proposed Maximum         Proposed Maximum        Amount of
            Securities to be                      to be          Offering Price Per           Aggregate           Registration
               Registered                     Registered(1)            Share(2)           Offering Price(2)           Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 . . . . . .       4,023,551              $28.50               $114,671,204           $30,273
-------------------------------------------------------------------------------------------------------------------------------

(1) The following shares are being registered on this Form S-8: 4,023,551 shares of common stock of Golden Telecom, Inc. (the "Common Stock") that will be available for award under the Golden Telecom, Inc. Equity Participation Plan.

(2) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the bid and ask prices of the Common Stock on the NASDAQ National Market System on July 11, 2000, in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, and are being utilized solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*






* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

                  The following documents which have been filed by Golden Telecom, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (or furnished by the Registrant to the Commission) are incorporated by reference in this Registration Statement:

                  (a) the Registrant's Form S-1 filed by the Registrant with the Commission on September 30, 1999;

                  (b) the description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 incorporated by reference by, paragraph (a) above;

                  (c) the Registrant's annual report on Form 10-K for the year ending December 31, 1999;

                  (d) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000,

                  (e) the Registrant's proxy statement filed with the Commission on April 25, 2000, and;

                  (f) the Registrant's Form S-1 filed by the Registrant with the Commission on June 30, 2000.

                  In addition, all documents subsequently filed or furnished by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing or furnishing of such documents.


Item 4. Description of Securities.

                  Not Applicable.


Item 5. Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty or loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Registrant's Certificate of Incorporation (the "Certificate") provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses
(i) through (iv) in the preceding paragraph. The Certificate and the Registrant's by-laws further provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

                  The directors and officers of the Registrant are covered under directors' and officers' liability insurance policies maintained by the Registrant.

Item 7. Exemption from Registration Claimed.

                  Not Applicable.

Item 8. Exhibits.

                  See Index to Exhibits on page 8.

Item 9. Undertakings.

                  (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act;

                                    (ii) to reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) to include any material information
with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The Registrant hereby undertakes that, for
purposes of determining liability under the Securities Act, each filing of the Registrant's annual report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar as indemnification for liabilities
arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moscow, Russian Federation, on this 17th day of July, 2000.

GOLDEN TELECOM, INC.
                                  By: /s/ DAVID J. WISHER
                                      -----------------------------------------
                                  Name: David J. Wisher
                                  Title: Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Stewart P. Reich, Jeffrey A. Riddell, and David
J. Wisher and each of them severally, his true and lawful attorney or attorneys with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 17th. day of July, 2000.

                                     SIGNATURE                      TITLE                    DATE
                                     ---------                      -----                    ----
                           /s/ STEWART P. REICH                President, Chief           July 17, 2000
                      ----------------------------------        Executive Officer and
                               Stewart P. Reich                 Director (Principal
                                                                Executive Officer

                           /s/ DAVID J. WISHER                 Chief Financial Officer    July 17, 2000
                      ----------------------------------        and Treasurer
                               David J. Wisher

                            /s/ ASHLEY DUNSTER                 Director                   July 17, 2000
                      ----------------------------------
                                Ashley Dunster

                              /s/ IZZET GUNEY                  Director                   July 17, 2000
                      ----------------------------------
                                  Izzet Guney

                          /s/ ALEXANDR M. KNASTER              Director                   July 17, 2000
                      ----------------------------------
                              Alexandr M. Knaster

                          /s/ STEWART J. PAPERIN               Director                   July 17, 2000
                      ----------------------------------
                              Stewart J. Paperin

                            /s/ GRIER C. RACLIN                Director                   July 17, 2000
                      ----------------------------------
                                Grier C. Raclin

                         /s/ ROBERT A. SCHRIESHEIM             Director                   July 17, 2000
                      ----------------------------------
                             Robert A. Schriesheim

                          /s/ JEFFREY VON DEYLEN               Director                   July 17, 2000
                      ----------------------------------
                              Jeffrey Von Deylen

                           /s/ H. BRIAN THOMPSON               Chairman of the Board      July 17, 2000
                      ----------------------------------        of Directors
                               H. Brian Thompson

                                  EXHIBIT INDEX

          DESIGNATION                    DESCRIPTION
          -----------                    -----------
          4.1           Golden Telecom, Inc. Equity Participation Plan
                        (incorporated by reference to the Registrant's Proxy
                        Statement dated April 25, 2000).
          5             Opinion of Jeffrey A. Riddell, General Counsel of
                        Registrant as to the legality of the securities
                        registered hereby.
          23.1          Consent of Ernst & Young (CIS) Limited, Independent
                        Auditors (Golden Telecom, Inc.).
          23.2          Consent of Ernst & Young (CIS) Limited, Independent
                        Auditors (EDN Sovintel, LLC).
          23.3          Consent of Jeffrey A. Riddell, General Counsel of
                        Registrant (included in Exhibit 5).
          24            Powers of Attorney (included on signature page).